CUMBERLAND PHARMACEUTICALS REPORTS
COMPANY UPDATE & Q2 2026 FINANCIAL RESULTS
$100 million Strategic Transaction Closed
Special Shareholder Dividend Funded
Advancing Late Stage Clinical Pipeline

NASHVILLE, Tenn. (Tuesday, August 04, 2026) – Cumberland Pharmaceuticals Inc. (Nasdaq: CPIX), an innovation-focused biopharmaceutical company, announced today its second quarter 2026 financial results and provided an update following the successful closing of its Strategic Transaction with Apotex Health.
During the second quarter, Cumberland completed a transaction with Apotex Health, the largest Canadian pharmaceutical company, to integrate their branded business. Under the terms of the agreement, Apotex acquired Cumberland’s portfolio of FDA-approved brands and related commercial organization for $100 million in cash at closing, plus an additional $11 million in funding for inventory and transition services.
Following the transaction, Cumberland will transition into a development-stage biopharmaceutical organization focused on advancing differentiated medicines for rare diseases and other areas of significant unmet medical need.
Cumberland returned capital to shareholders through a special cash dividend while retaining sufficient resources to fund its long-term operations, advance its development pipeline and pursue additional strategic opportunities. Cumberland retains its development pipeline of late stage candidates, including four Phase 2 clinical programs, as well as its majority ownership in Cumberland Emerging Technologies.
"The second quarter marked a defining milestone for Cumberland," said A.J. Kazimi, CEO of Cumberland Pharmaceuticals. "With the successful completion of our Strategic Transaction, we have unlocked substantial value for our shareholders, while positioning Cumberland for its next phase as an innovation-focused biopharmaceutical company. We have strengthened our balance sheet, returned capital to shareholders through a special dividend and remain well-capitalized to advance our pipeline of differentiated product candidates designed to address significant unmet medical needs."

RECENT COMPANY DEVELOPMENTS INCLUDE:
Completion of Strategic Transaction with Apotex
On July 1, 2026, Cumberland announced the closing of its agreement with Apotex to integrate the U.S. branded businesses. Under the terms of the agreement, Apotex acquired Cumberland’s portfolio of FDA-approved brands for $100 million in cash consideration, plus an additional $11 million in funding for inventory and transition services.
The transaction was unanimously approved by Cumberland’s Board of Directors, which was followed by approval from Cumberland’s shareholders, with over 99% of the voting shares in favor of the transaction. Cumberland has retained its development programs, as well as its majority ownership in Cumberland Emerging Technologies. This transaction positions Cumberland to operate as an innovation-focused development-stage biopharmaceutical organization.
Board Declares a Special Dividend
Cumberland’s Board of Directors authorized and declared a special cash dividend of $1.50 per share of the company’s common stock. The dividend was paid on July 31, 2026, to the shareholders of record as of July 23, 2026.
Following the closing of the transaction with Apotex, an analysis by Cumberland’s tax advisors, along with refined financial projections, indicated greater net cash from the transaction than originally projected. Therefore, Cumberland’s Board assessed its future cash needs and evaluated possible alternatives for the excess capital. The Board of Directors determined that after the payout of the special dividend, Cumberland will still have significant liquidity and financial flexibility to fund its long-term product development efforts, with additional reserves available to address any new opportunities.
Updated DMD Results Shared at PPMD Conference
In June 2026, Cumberland presented updated results from its Phase 2 FIGHT DMD clinical trial evaluating ifetroban in patients with Duchenne muscular dystrophy-associated cardiomyopathy at the annual Parent Project Muscular Dystrophy (PPMD) Conference.
The updated data included new blood biomarker findings directionally consistent with heart muscle protection, with increases in markers of cardiac protection and repair and reductions in markers of heart muscle injury and cell damage with ifetroban treatment. These biomarker results reinforce the previously reported improvements in cardiac function, consistent with ifetroban’s ability to slow the progression of DMD-related heart disease. Together, the findings strengthen the case for developing ifetroban as a therapy targeting cardiomyopathy, the leading cause of death in patients with DMD.
Positive Results in Cancer Metastasis Prevention
In collaboration with Vanderbilt Health, Cumberland announced results from a randomized, placebo-controlled Phase 2 study evaluating ifetroban as a potential therapy to inhibit cancer metastasis in patients with Stage I to III malignant solid tumors at high risk of metastatic recurrence. The study met its primary objective of assessing safety and feasibility. Ifetroban was found to be safe and well-tolerated, and no safety signals were identified in markers of blood clotting function.

Although intentionally not powered for efficacy, the study also compared the percentage of patients with distant metastatic recurrence 12 months after completion of therapy in both groups (10 placebo-treated and 18 ifetroban-treated participants) as a prespecified secondary endpoint.
Metastatic recurrence occurred in 3 of 18 patients (17%) receiving ifetroban, compared with 5 of 10 patients (50%) receiving placebo, a difference that did not reach statistical significance (odds ratio 0.21; p=0.09). There were no deaths from distant metastatic disease among patients receiving ifetroban, compared with 3 of 10 patients (30%) receiving placebo (p=0.037). The findings support the continued clinical development of ifetroban as a potential approach to inhibiting the metastatic process, an area of significant unmet medical need.
FINANCIAL RESULTS:
Net Revenue: During the second quarter of 2026, Cumberland reorganized its income statement to classify the revenues and expenses associated with the Apotex transaction as discontinued operations. The ongoing investment in research and development, supported by the remaining general and administrative expenses, resulted in a loss from continuing operations of $3.1 million for the quarter. With the addition of discontinued operations, the net loss for the quarter was $4.1 million.
Balance Sheet: At June 30, 2026, Cumberland had approximately $63 million in total assets, including $4 million in cash and cash equivalents. Liabilities totaled $46 million and total shareholders’ equity was $17 million on June 30, 2026. Cumberland retired its bank line of credit through a payment of $5.2 million at the end of the second quarter.
EARNINGS REPORT CALL:
A conference call will be held today, August 4, 2026, at 4:30 p.m. Eastern Time to provide a company update and discuss the financial results.
The link to register is https://register-conf.media-server.com/register/BI2da176d5d0dd4778a44db3d4af6e7b39.
Registered participants can dial in from their phone using a dial-in and PIN number that will be provided to them. Alternatively, they can choose a “Call Me” option to have the system automatically call them at the start of the conference.
A replay of the call will be available for one year and can be accessed via Cumberland’s website or by visiting: https://edge.media-server.com/mmc/p/xokd879m.
About Cumberland Pharmaceuticals
Cumberland Pharmaceuticals Inc. is the largest biopharmaceutical company founded and headquartered in Tennessee and is focused on developing innovative products that improve the quality of patient care. The company is advancing a clinical pipeline of late-stage product candidates across multiple therapeutic areas with significant unmet medical needs.
Cumberland's Phase 2 clinical programs are evaluating ifetroban in patients with Duchenne Muscular Dystrophy, Systemic Sclerosis, Idiopathic Pulmonary Fibrosis and Cancer Metastasis.
For more information, please visit www.cumberlandpharma.com.

FORWARD LOOKING STATEMENTS:
This press release contains forward-looking statements, which are subject to certain risks and reflect Cumberland’s current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. Forward-looking statements include, among other things, statements regarding the Company’s intent, belief or expectations, and can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” "goal", “should,” “seek,” “anticipate,” “look forward” and other comparable terms or the negative thereof. As with any business, all phases of Cumberland’s operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland’s operation results. These factors include risks and uncertainties related to the strategic transaction, risks related to our ability to develop our pipeline of new product candidates, macroeconomic conditions, including changes in interest rates, inflation, tariffs, competition and other events beyond the Company’s control as more fully discussed in its most recent annual report on Form 10-K as filed with the U.S. Securities and Exchange Commission (“SEC”), as well as the Company’s other filings with the SEC from time to time. There can be no assurance that results anticipated by the company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.
SOURCE: Cumberland Pharmaceuticals Inc.

Investor Contact:	Media Contact:
Shayla Simpson	Emily Kent
Cumberland Pharmaceuticals Inc.	Dalton Agency
(615) 255-0068	(540) 621-5448

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CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$3,862,402	$11,444,693
Accounts receivable, net	13,419,594	16,944,780
Inventories, net	29,935	29,935
Prepaid and other current assets	675,993	654,166
Current assets held for sale/related to discontinued operations	15,653,221	7,986,693
Total current assets	33,641,145	37,060,267
Non-current inventories	40,879	40,879
Property and equipment, net	248,808	264,724
Intangible assets, net	43,804	53,621
Operating lease right-of-use assets	7,281,280	5,781,728
Other assets	3,171,623	2,973,378
Assets held for sale/related to discontinued operations	18,452,155	30,649,395
Total assets	$62,879,694	$76,823,992
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$19,554,251	$18,567,546
Operating lease current liabilities	503,016	467,774
Other current liabilities	9,760,767	10,630,095
Current liabilities held for sale/related to discontinued operations	5,375,104	7,079,504
Total current liabilities	35,193,138	36,744,919
Revolving line of credit - long term	—	5,240,733
Operating lease non-current liabilities	4,211,168	4,471,965
Other long-term liabilities	3,981,224	3,626,875
Liabilities held for sale/related to discontinued operations	2,387,716	2,195,278
Total liabilities	45,773,246	52,279,770
Equity:
Shareholders’ equity:
Common stock— no par value; 100,000,000 shares authorized; 14,983,107 and 14,956,627 shares issued and outstanding as of June 30, 2026, and December 31, 2025, respectively	51,808,088	51,684,381
Accumulated deficit	(34,370,075)	(26,804,059)
Total shareholders’ equity	17,438,013	24,880,322
Noncontrolling interests	(331,565)	(336,100)
Total equity	17,106,448	24,544,222
Total liabilities and equity	$62,879,694	$76,823,992

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net revenues from continuing operations	$166,458	$380,797	$330,308	$547,425
Costs and expenses:
Research and development	772,162	837,401	1,538,007	1,522,188
General and administrative	2,547,606	2,657,146	4,870,980	4,855,889
Amortization	7,151	5,769	14,152	11,844
Total costs and expenses	3,326,919	3,500,316	6,423,139	6,389,921
Operating loss	(3,160,461)	(3,119,519)	(6,092,831)	(5,842,496)
Interest income	60,884	127,489	138,915	253,198
Interest expense	(724)	(471)	(790)	(4,863)
Loss before income taxes	(3,100,301)	(2,992,501)	(5,954,706)	(5,594,161)
Income tax expense	(3,870)	(5,670)	(7,741)	(11,341)
Net loss from continuing operations	(3,104,171)	(2,998,171)	(5,962,447)	(5,605,502)
Net income (loss) from discontinued operations	(1,009,531)	2,262,965	(1,599,034)	6,118,479
Net income (loss)	(4,113,702)	(735,206)	(7,561,481)	512,977
Net income (loss) at subsidiary attributable to noncontrolling interests	(1,947)	(5,533)	(4,535)	3,351
Net income (loss) attributable to common shareholders	$(4,115,649)	$(740,739)	$(7,566,016)	$516,328
Income (loss) per share attributable to common shareholders
- Continuing operations - basic	$(0.20)	$(0.20)	$(0.40)	$(0.38)
- Discontinued operations - basic	(0.07)	0.15	(0.11)	0.41
	$(0.27)	$(0.05)	$(0.51)	$0.03

- Continuing operations - diluted	$(0.20)	$(0.20)	$(0.40)	$(0.38)
- Discontinued operations - diluted	(0.07)	0.15	(0.11)	0.41
	$(0.27)	$(0.05)	$(0.51)	$0.03
Weighted-average shares outstanding
- basic	14,981,607	14,960,596	14,970,968	14,951,609
- diluted	14,981,607	14,960,596	14,970,968	14,951,609

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(7,561,481)	$512,977
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	71,619	77,769
Amortization of operating lease right-of-use asset	481,323	570,369
Share-based compensation	184,708	154,898
Increase in cash surrender value of life insurance policies over premiums paid	(166,262)	(40,507)
Noncash interest expense	36,210	10,723
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	3,525,186	1,384,555
Inventories, net	(306,808)	2,226,426
Other current assets and other assets	263,867	(1,637,609)
Operating lease liabilities	(452,202)	(440,442)
Accounts payable and other current liabilities	965,131	(1,977,819)
Other long-term liabilities	354,349	(50,764)
Net cash provided by (used in) operating activities from continuing operations	(2,604,360)	790,576
Discontinued operations	3,164,211	3,930,156
Net cash provided by (used in) operating activities	559,850	4,720,732
Cash flows from investing activities:
Additions to property and equipment	(38,283)	(74,116)
Increase in cash surrender value of life insurance policies	(42,018)	—
Net (increase) decrease of investment in manufacturing	(1,754,228)	—
Additions to intangible assets	(7,603)	(10,526)
Net cash used in investing activities from continuing operations	(1,842,132)	(84,642)
Discontinued operations	(149,544)	(836,095)
Net cash used in investing activities	(1,991,676)	(920,737)
Cash flows from financing activities:
Proceeds from ATM offering, net	—	5,266,334
Payments on line of credit	(5,240,733)	(10,035,437)
Payments made in connection with repurchase of common shares	(61,001)	(253,039)
Net cash used in financing activities from continuing operations	(5,301,734)	(5,022,142)
Discontinued operations	(848,731)	(654,757)
Net cash used in financing activities	(6,150,465)	(5,676,899)
Net decrease in cash and cash equivalents	(7,582,291)	(1,876,904)
Cash and cash equivalents at beginning of period	11,444,693	17,964,184
Cash and cash equivalents at end of period	$3,862,402	$16,087,280

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (loss) Attributable to Common Shareholders to Adjusted Earnings (loss) and Adjusted Diluted Earnings (loss) Per Share
(Unaudited)

	Three months ended June 30,		Three months ended June 30,
	2026	2026	2025	2025
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact

Net income (loss) attributable to common shareholders	$(4,115,649)	$(0.27)	$(740,740)	$(0.05)
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	(1,947)	—	(5,533)	—
Net income (loss)	(4,113,702)	(0.27)	(735,207)	(0.05)
Net income (loss) from discontinued operations	(1,009,531)	(0.07)	2,262,965	0.15
Net income (loss) from continuing operations	(3,104,171)	(0.21)	(2,998,171)	(0.20)
Adjustments to net income (loss)
Income tax expense	3,870	—	5,670	—
Depreciation and amortization	37,404	—	44,567	0.07
Share-based compensation (a)	77,866	0.01	80,686	0.01
Interest income	(60,884)	—	(127,489)	(0.01)
Interest expense	724	—	471	0.01
Adjusted earnings (loss) and adjusted diluted earnings (loss) per share	$(3,045,191)	$(0.20)	$(2,994,266)	$(0.13)

Diluted weighted-average common shares outstanding:		14,981,607		14,960,596

Additional Information:
Reduction in the carrying amount of right-of-use assets (b)	$285,184	0.02	$285,184	0.02

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (loss) Attributable to Common Shareholders to Adjusted Earnings (loss) and Adjusted Diluted Earnings (loss) Per Share
(Unaudited)

	Six months ended June 30,		Six months ended June 30,
	2026	2026	2025	2025
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(7,566,016)	$(0.51)	$516,328	$0.03
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	(4,535)	—	3,351	—
Net income (loss)	(7,561,481)	(0.51)	512,977	0.03
Net income (loss) from discontinued operations	(1,599,034)	(0.11)	6,118,479	0.41
Net income (loss) from continuing operations	(5,962,447)	(0.40)	(5,605,502)	(0.37)
Adjustments to net income (loss)
Income tax expense	7,741	—	11,341	—
Depreciation and amortization	71,619	—	77,769	0.01
Share-based compensation (a)	184,708	0.01	154,898	0.01
Interest income	(138,915)	(0.01)	(253,198)	(0.02)
Interest expense	790	—	4,863	—
Adjusted earnings (loss) and adjusted diluted earnings (loss) per share	$(5,836,504)	$(0.39)	$(5,609,829)	$(0.38)

Diluted weighted-average common shares outstanding:		14,970,968		14,951,609

Additional Information:
Reduction in the carrying amount of right-of-use assets (b)	$570,369	0.04	$570,369	0.04

The Company provided the above adjusted supplemental financial performance measures, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Cumberland's management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the Company's operating results. Management believes that presenting these supplemental measures provides useful information about the Company's underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. Certain of these items are not settled through cash payments and include: depreciation, amortization of intangible and right-of-use assets, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the Company's operating performance.
The Company defines these supplemental financial measures as follows:
•Adjusted Earnings (loss): Net income (loss) adjusted for the impact of income taxes, depreciation and amortization expense, share-based compensation, interest income and interest expense.
(a)    Represents the share-based compensation of Cumberland.
(b)    Represents the straight line reduction in carrying value of right-of-use assets.
•Adjusted Diluted Earnings (loss) Per Share: Adjusted Earnings (loss) divided by diluted weighted-average common shares outstanding.